EXHIBIT 10.13

                          EMPLOYMENT AGREEMENT





     AGREEMENT is made this 26th day of March, 1999, by and between Technology Learning Systems, Inc., a Colorado Corporation (hereinafter "Corporation") and Gary Nelson, (hereinafter "Employee").

     WHEREAS, Corporation desires to employ Employee as President and of Corporation to devote full time to the business of the Corporation, and Employee desires to be so employed.

     NOW THEREFORE, the parties agree as follows:


     1. EMPLOYMENT. Corporation agrees to employ Employee, and Employee agrees to be so employed, in the capacity of President of Corporation. Employee's duties shall be as set forth herein as well as those additional duties that Employee has historically performed for the corporation.

     2. TERM. Employee's employment with Corporation shall be for a term of five (5) years effective as of the date of mutual execution of this Agreement and terminating on the fifth anniversary date of mutual execution of this Agreement.

     3. TIME AND EFFORTS. Employee shall diligently and conscientiously devote his full time and attention in discharging his duties as the Corporation's President and Chief Executive Officer.

     4. BOARD OF DIRECTORS. Employee shall at all times discharge his duties in consulting with, and under supervision of, the Corporation's Board of Directors. In the performance of his duties, Employee shall make his principal office in the Corporation's principal place of business in Colorado.

     5.   COMPENSATION.

          (a) First year. During the first year of the term of this Agreement Corporation shall pay to Employee as compensation for his services the sum of $108,000.00. This amount shall be paid in equal semi-monthly installments through the year.

          (b) Second year and thereafter. After the first year of the employment term Employee shall receive, in addition to the amount set forth in paragraph 5(a) above, such costs of living increase as the Board of Directors shall determine appropriate considering the position

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of Employee with the Corporation and the performance of the company over the preceding 12 month period.

     6.   EXPENSES.

          (a) Reimbursement. The Corporation shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Corporation from time to time an itemized account of such expenses in any form required by the Corporation.

          (b) Automobile. The Corporation recognizes the Employee's need to an automobile for business purposes. It, therefore, shall provide the Employee with an automobile, including all related maintenance, repairs, insurance, and other costs. The automobile and related costs shall be comparable to those which the Corporation presently provides the Employee.

     7. DISABILITY. In the event any illness or accident renders Employee totally disabled, Corporation's obligations under this Agreement shall terminate 26 weeks after the determination of total disability.

     8. PAID VACATION. Employee shall be provided four (4) weeks of paid vacation per year, which vacation shall be scheduled with notice to the Board of Directors. The vacation accrual for each year shall be deemed accrued on the first day of each year during the contract term.

     9. 401K PLAN. Employee shall participate in the Corporation's 401K Pension Plan to the same extent as the other employees of the Corporation. In the event that the 401K Plan is replaced with another plan at some point in the future Employee shall participate in the replacement plan to the same extent as all other employees of the Corporation.

     10. HEALTH INSURANCE. Employee shall be provided health and hospitalization insurance for Employee and his dependent family members at no cost to Employee. Employee must approve all changes to health and hospitalization insurance coverages and/or carriers during the term of this Agreement.

     11. STOCK OPTIONS. Within the first twelve (12) months of the term of this Agreement Corporation shall establish a stock option plan for Employee, which plan shall be mutually agreeable to the parties.

     12. ADDITIONAL STOCK IN THE EVENT OF PUBLIC OFFERING. In the event of a public offerring of the Corporation, either during or after the term of this agreement, Corporation shall issue to Employee the equivalent of Eight Hundred Thousand Dollars ($800,000.00) in stock of the corporation based upon offering price. This provision of this agreement shall survive the expiration or termination of this agreement, regardless of the cause.

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13.  NOTICE.

     All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party;

     If to Corporation:  Technology Learning Systems, Inc.
                         ---------------------------------
                         c/o Robert D. Arnold
                         ------------------------------
                         410 17th Street, Suite 1940
                         ------------------------------
                         Denver, CO 80202
                         ------------------------------


     If to Employee:     Gary Nelson
                         ------------------------------
                         1604 Sunset Street
                         ------------------------------
                         Longmont, CO 80501
                         ------------------------------


     14. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of Colorado.

     15. TERMINATION. In the event that Employee is terminated by Corporation during the term of this Agreement, Corporation shall nevertheless continue to pay Employee the compensation provided for hereunder, and shall provide for Employee the health insurance provided for hereunder, for the entire contract term.

     16. ENTIRE CONTRACT. This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing, signed by both parties.

     17. NON-COMPETITION. During the term of this Agreement Employee shall not perform services, whether paid or unpaid, for any corporation or entity that is in substantially the same business as Corporation and is directly in competition with Corporation.

     18. NON-WAIVER. A delay or failure by either party exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

     19. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

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     20.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     21. BINDING EFFECT. The provisions of this Agreement, consisting of four (4) pages, shall be binding upon and inure to the benefit of both parties and their respective successors and assigns.

     22. CORPORATE GUARANTY. It is agreed that all financial and other obligations of Corporation as set forth herein are guaranteed by AAE Educational Corporation d/b/a The Rembrandt Group.


                                   CORPORATION:

                                   Technology Learning Systems, Inc.,
                                    a Colorado Corporation

ATTEST:

                                   /s/ GARY NELSON
                                   -----------------------------------
/s/ KAREN KITTLER                  By: Gary Nelson, President
------------------------------
By: Karen Kittler, Secretary


                                   EMPLOYEE:

WITNESS

                                   /s/ GARY NELSON
                                   ----------------------------------
/s/ JOHN B. WILLS                  Gary Nelson
------------------------------


                                   GUARANTOR:

                                   AAE Educational Corporation,
                                    a Delaware Corporation

ATTEST:

                                   /s/ ROBERT D. ARNOLD
                                   ----------------------------------
/s/ MICHAEL V. SCHRANZ             By: Robert D. Arnold
------------------------------
By:              , Secretary